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                                                                     EXHIBIT 5.1

                             [LETTERHEAD OF TORYS]


                                                              September 26, 2001


GT Group Telecom Inc.
20 Bay Street, 7(th) Floor
Toronto, Ontario
M5J 2N8

Dear Sirs/Mesdames:

     RE: GT GROUP TELECOM INC.

     - FORM F-3 REGISTRATION STATEMENT DATED SEPTEMBER 26, 2001


     We have acted as Ontario counsel to GT Group Telecom Inc. (the "Corporation") in connection with the preparation and filing with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") of the Corporation's Registration Statement on Form F-3 (Reg. No. 333 - 58624) (the "Registration Statement") relating to offers and sales by Goldman, Sachs & Co, Spear Leeds & Kellogg, L.P. and their broker-dealer subsidiaries of certain securities of the Corporation, as described below, in market-making transactions.

     The securities of the Corporation to be qualified under the Registration Statement consist of (i) the Class B Non-Voting Shares, including, without limitation, 20,700,000 Class B Non-Voting Shares (the "IPO Shares") issued by the Corporation in its initial public offering and registered by the Corporation's registration statement on Form F-1 (Reg. No. 333-11506) and 10,000,000 Class B Non-Voting Shares (the "Subsequent Offering Shares") issued by the Corporation on June 1, 2001 and registered by the Corporation's registration statement on Form F-10 (Reg. No. 333 - 13548); (ii) 855,000 Warrants (the "Warrants") issued under a warrant agreement (the "Warrant Agreement") dated as of February 1, 2000 between the Corporation and The Chase Manhattan Bank, as Warrant Agent, and registered for resale by the Corporation's registration statement on Form F-3 (Reg. No. 333 - 45378), and the 4,198,563 Class B Non-Voting Shares issuable upon the exercise of the Warrants (the "Warrant Shares"); and (iii) the U.S.$855 million of 13 1/4% Senior Discount Notes due 2010 (the "Notes") issued under an indenture (the "Note Indenture") dated as of February 1, 2000 between the Corporation and The Chase Manhattan Bank, as Trustee, as amended by a supplemental indenture dated July 11, 2000 between the Corporation and the Trustee and registered by the Corporation's registration statement on Form F-4 (Reg. No. 333 - 38058).

     Each of the Note Indenture and the Warrant Agreement are expressed to be governed by the laws of the state of New York ("New York Law") and are collectively referred to as the "New York Law Documents".

     For the purposes of this opinion, we have conducted such investigations and examinations as we have deemed necessary to give the opinions hereinafter expressed, and we have examined originals, or copies identified to our satisfaction, of such minute books and corporate records of the Corporation, certificates of corporate officers and public officials and such other resolutions, certificates and documents as we have deemed necessary to give the opinions hereinafter expressed, including, without limitation, the following:

     (a)  the articles and by-laws of the Corporation;

     (b) resolutions of the directors of the Corporation approving various matters relating to the IPO Shares, the Subsequent Offering Shares, the Warrants, the Warrant Shares and the Notes;
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     (c)  an officer's certificate of the Corporation, of even date herewith, as to certain factual matters, a copy of which has been delivered to you; and

     (d) photostatic copies of the executed Warrants, Notes and New York Law Documents.

     We have relied exclusively on the certificate referred to immediately above with respect to the accuracy of the factual matters contained therein and have not performed any independent check or verification of such factual matters.

     For purposes of this opinion letter, with respect to all documents examined by us, we have assumed the legal capacity of all individuals to execute and deliver such documents, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, telecopied or photocopied copies.

     The opinions expressed herein are limited to the laws of the Province of Ontario and the laws of Canada applicable therein.

     Subject to the qualifications expressed herein, based on and relying on the foregoing, we are of the opinion that:

1. The IPO Shares and the Subsequent Offering Shares are validly issued and outstanding as fully-paid and non-assessable shares in the capital of the Corporation.

2. The Notes have been duly authorized, executed, issued and delivered by the Corporation.

3. To the extent execution and delivery are governed by Ontario law, the Warrants have been duly authorized, executed, issued and delivered by the Corporation.

4. The Warrant Shares have been duly authorized and reserved for issuance by the Corporation and, when issued and delivered in accordance with the provisions of the Warrant Agreement, will be issued and outstanding as fully paid and non-assessable shares of the Corporation.

5. A court of competent jurisdiction in Ontario or a Canadian federal court of competent jurisdiction in Ontario (collectively, an "Ontario Court") would recognize the choice of New York Law as a valid choice of law governing the New York Law Documents, provided that such choice of law is:

     (a) legal under New York Law and bona fide, in the sense that it was not made with a view to avoiding the law of any other jurisdiction; and

     (b) not contrary to public policy, as that term is understood and applied under Ontario Law.

6. In an Ontario action to enforce a New York Law Document, an Ontario Court would, subject to the preceding opinion with respect to the choice of law and limited to the extent specifically pleaded and proved as a fact by expert evidence, recognize and apply New York Law to all issues which, under conflict of laws rules in effect in the Province of Ontario, are to be determined in accordance with the proper governing law of the New York Law Document, except that in any such action, the Ontario Court will or will likely:

     (a) apply those applicable laws which such Court characterizes as procedural;

     (b) not apply those New York Laws which the Court characterizes as procedural, revenue, expropriatory, penal or other similar laws; and

     (c) not apply those New York Laws which the Court characterizes as inconsistent with public policy, as that term is understood and applied under Ontario Law.

     An Ontario Court may reserve to itself an inherent power to decline to hear an action on a New York Law Document if (i) it considers that it would be contrary to public policy for it to do so, (ii) the Province of Ontario or such Court is not the proper forum or court to hear that action, or

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(iii) concurrent proceedings with respect to such New York Law Document have been commenced or are being maintained elsewhere.

7. Ontario Law would permit an action to be brought in an Ontario Court on any final and conclusive judgement in personam against the Corporation with respect to a New York Law Document rendered by a New York court of competent jurisdiction, provided that:

     (a) such judgement was for a sum certain and was not impeachable as void or voidable under New York Law;

     (b) the New York court rendering such judgement had jurisdiction over the Corporation, as recognized by the Ontario Court;

     (c) such judgement was not obtained by fraud or in a manner contrary to natural justice, the enforcement thereof would not be inconsistent with public policy as that term is understood and applied under Ontario Law, and such judgement was not contrary to any other made under the Foreign Extraterritorial Measures Act (Canada);

     (d) the enforcement of such judgement does not constitute, directly or indirectly, the enforcement of a foreign revenue, expropriatory, penal or other similar law;

     (e) the judgement has not been satisfied and is otherwise a subsisting judgement, and no new admissible evidence relevant to the action is discovered prior to the consideration of such judgement by the Ontario Court; and

     (f) the action in Ontario complied with Ontario Law in respect of limitations of actions.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (as it may be amended from time to time) and to the reference to our firm name under the headings "Legal Maters" and "Enforceability of Civil Liabilities" in the Prospectus (as it may be amended from time to time), without thereby admitting that we are "experts" under the Securities Act or the rules and regulations of the Commission thereunder for purposes of any part of the Registration Statement (as it may be amended from time to time), including this exhibit.

     This opinion may be delivered to Shearman & Sterling which may rely on this opinion to the same extent as if such opinion were addressed to it.

                                          Yours very truly,

                                          /s/ TORYS
                                          --------------------------------------

CLS

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                             OFFICERS' CERTIFICATE

                             GT GROUP TELECOM INC.

TO:     Torys

RE:    Registration Statement on Form F-3 (Reg. No. 333 -- 58624) relating to certain
       market-making transactions.
--------------------------------------------------------------------------------

     I, Robert M. Fabes, the Senior Vice-President, General Counsel and Corporate Secretary of GT Group Telecom Inc. (the "Company") hereby certify, in my capacity as an officer of the Company and not in my personal capacity, as follows.

1. I am familiar with the books and records of the Company and have made all appropriate investigations and obtained all necessary advice to make the statements contained herein.

2. Unless otherwise indicated, capitalized terms used herein but not defined have the respective meanings attributed to such terms in the opinion letter of Torys, of even date herewith.

3. Each of the following resolutions, correct and complete copies of which have been made available to you, were passed by the directors of the Corporation at a meeting duly called and held in accordance with the articles and by-laws of the Corporation at which a quorum was present and acting throughout and such resolutions are in full force and effect, unamended, at the date hereof:

     (a) resolutions, in the form certified by the undersigned on March 15, 2000 to be true and correct, passed at a meeting of the board of directors of the Corporation on March 9, 2000 approving, among other things, the issuance of the IPO Shares;

     (b) resolutions, in the form certified by the undersigned on February 1, 2000 to be true and correct, passed at meetings of the board of directors of the Corporation on December 22, 1999 and January 26, 2000 approving, among other things, the creation and issue of the Warrants and the Notes, the Warrant Agreement, the Note Indenture and reserving the Warrant Shares for issuance upon exercise of the Warrants;

     (c) resolutions, in the form certified by the undersigned on July 11, 2000 to be true and correct, passed at a meeting of the board of directors of the Corporation on July 10, 2000 approving, among other things, the first supplement indenture to the Note Indenture; and

     (d) resolutions, in the form certified by the undersigned on June 1, 2001 to be true and correct, passed at a meeting of the board of directors of the Corporation on May 16, 2001 approving, among other things, the issuance of the Subsequent Offering Shares.

4. The Company has received full consideration for each IPO Share and Subsequent Offering Share.

5. Each of the IPO Shares, the Subsequent Offering Shares, the Warrants, the Notes and the New York Law Documents have been executed and delivered on behalf of the Corporation by officers duly elected, qualified and acting as officers of the Corporation, pursuant to authority granted by the Board of Directors of the Corporation by its resolutions.


     DATED as of this 26th day of September, 2001


                                          /s/ ROBERT M. FABES
                                          --------------------------------------
                                          Robert M. Fabes
                                          Senior Vice-President, General Counsel
                                          and Corporate Secretary